Exhibit 10.6

DOMESTIC PLEDGE AND SECURITY AGREEMENT

dated as of March 24, 2005

among

PROGRESS RAIL SERVICES HOLDINGS CORP.,

the other Grantors party hereto,

and

GENERAL ELECTRIC CAPITAL CORPORATION,
as U.S. Collateral Agent

TABLE OF CONTENTS

SECTION 1	DEFINITIONS.		1
	1.1	General Definitions	1
	1.2	Definitions; Interpretation	9
SECTION 2	GRANT OF SECURITY		10
	2.1	Grant of Security	10
	2.2	Excluded Collateral	10
SECTION 3	SECURITY FOR OBLIGATIONS		11
	3.1	Security for Obligations	11
	3.2	Continuing Liability under Collateral	11
SECTION 4	REPRESENTATIONS AND WARRANTIES AND COVENANTS		11
	4.1	Generally.	11
	4.2	Equipment and Inventory.	14
	4.3	Receivables Contracts.	15
	4.4	Investment Related Property.	16
	4.5	Material Contracts.	24
	4.6	Letter of Credit Rights.	24
	4.7	Intellectual Property.	25
	4.8	Commercial Tort Claims.	28
SECTION 5	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS		29
	5.1	Access; Right of Inspection	28
	5.2	Further Assurances.	29
	5.3	Additional Grantors.	30
SECTION 6	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		30
	6.1	Power of Attorney	30
SECTION 7	REMEDIES		31
	7.1	Generally.	31
	7.2	Application of Proceeds	34
	7.3	Sales on Credit	34
	7.4	Investment Related Property.	34
	7.5	Intellectual Property.	36
	7.6	Cash Proceeds	38
SECTION 8	COLLATERAL AGENT		38
SECTION 9	CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS		39
SECTION 10	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		39
SECTION 11	INDEMNITY AND EXPENSES		39

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SECTION 12	MISCELLANEOUS		40
	12.1	Reinstatement	40
	12.2	Notices	40
	12.3	Expenses	40
	12.4	Amendments and Waivers.	40
	12.5	Successors and Assigns	41
	12.6	Independence of Covenants	41
	12.7	Survival of Representations, Warranties and Agreements	41
	12.8	Marshaling; Payments Set Aside	41
	12.9	Severability	41
	12.10	Headings	41
	12.11	GOVERNING LAW	41
	12.12	CONSENT TO JURISDICTION.	41
	12.13	WAIVER OF JURY TRIAL	42
	12.14	Counterparts	42
	12.15	Effectiveness	42
	12.16	Entire Agreement	42

SCHEDULE I – GENERAL INFORMATION

SCHEDULE II – COLLATERAL LOCATIONS

SCHEDULE III – INVESTMENT RELATED PROPERTY

SCHEDULE IV – EXCLUDED DEPOSITORY ACCOUNTS

SCHEDULE V – LETTERS OF CREDIT

SCHEDULE VI – INTELLECTUAL PROPERTY

SCHEDULE VII – COMMERCIAL TORT CLAIMS

Annex I – Pledge Supplement

Annex II – New Grantor Pledge Supplement

Annex III – Securities Account Control Agreement for Securities Accounts

Annex IV – Patent Security Agreement

Annex V – Trademark Security Agreement

Annex VI – Copyright Security Agreement

Annex VII – Collateral Access Agreement

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Annex VIII – Bailee Agreement

iii

This DOMESTIC PLEDGE AND SECURITY AGREEMENT, dated as of March 24, 2005 (this “Agreement”), between each of the undersigned (each, a “Grantor”), and General Electric Capital Corporation (“GECC”) acting in the capacity of U.S. collateral agent for the benefit of the U.S. Secured Parties (in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Progress Rail Services Holdings Corp. (the “Parent”), each of the domestic subsidiaries of Parent party thereto (such subsidiaries, together with the Parent, the “U.S. Borrowers”), Progress Rail Canada Corporation, Progress Rail Transcanada Corporation (the “Canadian Borrowers”, and together with the U.S. Borrowers, the “Borrowers”), the Issuing Banks, GECC, as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, the Lenders and the other parties thereto;

WHEREAS each Grantor will realize substantial direct and indirect benefits as a result of the transactions contemplated by the Credit Agreement;

WHEREAS subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Swap Agreements with one or more Lenders or Affiliates of Lenders;

WHEREAS certain Grantors may from time to time receive, accept or obtain Banking Services; and

WHEREAS in consideration of the extensions of credit and other accommodations of the Lenders and GECC (and their respective Affiliates) pursuant to the Credit Agreement, the Swap Agreements and the Banking Services, respectively, each Grantor has agreed to grant a security interest in substantially all of its assets to secure all Secured Obligations (as defined herein) as more specifically set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1                                                       DEFINITIONS.

1.1                               General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC, including Health-Care Insurance Receivables Contracts.

“Additional Grantors” shall mean those additional Persons that may become parties to this Agreement as additional Grantors, by executing a counterpart agreement in form and substance satisfactory to the Collateral Agent.

“Agreement” shall have the meaning set forth in the preamble.

“Authenticate” shall mean “authenticate” as defined in Article 9 of the UCC.

“Bailee Agreement” shall mean a Bailee Agreement substantially in the form of Annex VIII or otherwise acceptable to the Collateral Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Cash Proceeds” shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Section 2.1.

“Collateral Access Agreement” shall mean a Collateral Access Agreement substantially in the form of Annex VII or otherwise acceptable to the Collateral Agent.

“Collateral Account” shall mean an account in the name of the U.S. Borrowers and subject to a control agreement in form and substance acceptable to the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Deposit Account” shall have the meaning set forth in Section 4.4.4.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collection Account” shall have the meaning set forth in Section 4.4.4.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule VII (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Compliance Date” shall mean, as to any Grantor, the date that is the latest of: (i) the Effective Date, (ii) the last day of the last Fiscal Quarter of the Borrowers, (iii) the date such Grantor becomes an Additional Grantor in accordance with Section 5.3 hereof and (iv) with respect to any amendment or supplement to any Schedule hereto delivered by such Grantor, the date on which such Grantor amended or supplemented such Schedule.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Code.

“Copyright Licenses” shall mean any and all agreements granting any right in, to or under any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Copyrights” shall mean all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force, and, with respect to any and all of the foregoing: (i) all registrations and recordings thereof and all applications in connection therewith, including, without limitation, such applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) all extensions, continuations, reversions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (v) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Copyright Security Agreement” shall mean the agreement substantially in the form of Annex VIII.

“Credit Agreement” shall have the meaning set forth in the preamble.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, the LC Collateral Account and all of the accounts listed on Schedule III under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Documents Evidencing Goods” shall mean all Documents evidencing, representing or issued in connection with Goods.

“Equipment” shall mean:  (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under Article 9 of the UCC), (iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

“Fixtures” shall mean all “fixtures” as defined in Article 9 of the UCC.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including Payment Intangibles and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under Article 9 of the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory, Equipment, Documents Evidencing Goods, fixtures (as defined in the UCC) and Software Embedded In Goods.

“Guaranteed Obligations” shall mean the “Guaranteed Obligations” as defined in the Guaranty.

“Health-Care-Insurance Receivable” shall have the meaning specified in Article 9 of the UCC.

“Indemnitee” shall mean the Collateral Agent, and its Affiliates’ officers, partners, directors, trustees, employees and agents.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean:  (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean all rights, title and interests in or relating to intellectual property and industrial property arising under any requirement of law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, Software and Intellectual Property Licenses.

“Intellectual Property Licenses” shall mean all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property, including but not limited to, the Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses and Software Licenses.

“Inventory” shall mean:  (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; and all goods which are returned to or repossessed by any Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under Article 9 of the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean:  (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under Article 9 of the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts and (iv) Certificates of Deposit.

“IP Ancillary Rights” shall mean, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part,

reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Lock Box Agreement” shall have the meaning set forth in Section 4.4.4.

“Lock Boxes” shall have the meaning set forth in Section 4.4.4.

“Material Contract” shall mean any contract or other arrangement to which any Grantor is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Intellectual Property” shall mean Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Money” shall mean “money” as defined in Article 9 of the UCC.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purport to restrict or prevent or penalize the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Non-payment Contract” means any contract or agreement to which any Grantor is a party other than any contract where the account debtor’s principal obligation is a monetary obligation; provided that Non-payment Contracts shall not include any Receivables Contracts.

“Patent Licenses” shall mean all agreements granting any right in, to, or under any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, including, but not limited to each such patent referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), and with respect to any and all of the foregoing, (i) all applications therefore including, without limitations, such patent applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, and reexaminations of the foregoing, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Patent Security Agreement” shall mean the agreement substantially in the form of Annex VI.

“Payment Intangible” shall have the meaning specified in Article 9 of the UCC.

“Permitted Sale” shall mean those sales, transfers or assignments permitted by Section 6.03 of the Credit Agreement, but only so long as the proceeds of such sales, transfers or assignments are applied in accordance with clauses (b) and (c) of Section 2.12 of the Credit Agreement.

“Pledged Alternative Equity Interests” shall mean all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), all monetary obligations owing to any Grantor from any other Grantor, the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule III under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged NSULC Stock” means all Pledged Stock of a Person that is a Nova Scotia unlimited liability company, now owned or hereafter acquired by a Grantor.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule III under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule III under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule III under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” or “Receivables Contracts” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under Article 9 of the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided that Receivables Contracts shall not include any Investment Related Property.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables Contracts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables Contracts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables Contracts, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Representation Date” shall mean each of (i) the date hereof, (ii) each date on which a Borrowing is made and (iii) each date on which any Letter of Credit is issued, amended, renewed or extended.

“Secured Obligations” shall mean all Obligations and all Guaranteed Obligations.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Software” shall mean any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; databases and compilations, including any and all data, databases and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all configurations and documentation including user manuals and other training materials related to any of the foregoing, including, without limitation, any such programs referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Software Embedded in Goods” means, with respect to any Goods, any computer program embedded in Goods and any supporting information or documentation provided in connection with the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

“Software Licenses” shall mean any and all agreements granting any right in or to any Software (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“State” shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trade Secret Licenses” shall mean any and all agreements granting any right in or to any Trade Secret (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), including with respect to any and all of the foregoing:  (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (iii) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademark Licenses” shall mean any and all agreements granting any right in or to any Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

“Trademarks” shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing:  (i) all registrations and recordation thereof and all applications in connection therewith including, but not limited to, such registrations and applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) all renewals and extensions thereof (iii) the goodwill of the business associated therewith and symbolized thereby, (iv) all rights corresponding thereto throughout the world, (v) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Trademark Security Agreement” shall mean the agreement substantially in the form of Annex VII.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“USPTO” shall have the meaning set forth in Section 2.2 hereof.

1.2                               Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC.  References to “Sections,” “Annexes” and “Schedules” shall be to Sections, Annexes and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2                                                       GRANT OF SECURITY

2.1                               Grant of Security.  Each Grantor hereby grants to the Collateral Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i)                                     Documents;

(ii)                                  Goods;

(iii)                               Insurance;

(iv)                              Intellectual Property;

(v)                                 Investment Related Property;

(vi)                              Letter of Credit Rights;

(vii)                           Money;

(viii)                        Non-payment Contracts;

(ix)                                Receivables Contracts and Receivable Records;

(x)                                   Commercial Tort Claims;

(xi)                                to the extent not otherwise included above, all General Intangibles, Material Contracts, motor vehicles and other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(xii)                             all Property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in the transit to such Secured Party for any purpose; including safekeeping, collection of Pledge, for the Account of such Grantor as to which such Grantor may have any right or power; and

(xiii)                          to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Excluded Collateral.  The security interest granted under Section 2.1 shall not attach to (the following property collectively referred to as the “Excluded Property”) (a) any Lease, license, contract, property rights or agreement to which each Grantor is a party or any of its rights or interests thereunder if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Lease license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) applications filed in the U.S. Patent and Trademark Office (the “USPTO”) to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the lien granted herein and deemed included in the Collateral or (c) any of the Equity Interests of a Controlled Foreign Corporation in excess of sixty-five percent (65%) of the issued and outstanding Equity Interests of such Controlled Foreign Corporation entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

SECTION 3                                                       SECURITY FOR OBLIGATIONS

3.1                               Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

3.2                               Continuing Liability under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4                                                       REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1                               Generally.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     it owns or leases the Collateral purported to be owned or leased by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, and in each case holds such rights free and clear of any and all Liens other than Liens permitted by Section 6.02 of the Credit Agreement, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

(ii)                                  such Grantor has been duly organized as a corporation, limited liability company or limited partnership, as applicable, under the laws of its jurisdiction of organization or formation and remains duly existing as such;

(iii)                               such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;

(iv)                              the execution and delivery of this Agreement by such Grantor and the performance by it of its obligations under this Agreement are within its corporate, limited liability company or other powers and have been duly authorized by all necessary corporate or other action;

(v)                                 upon the filing of all UCC financing statements naming each Grantor as “grantor” and the Collateral Agent as “Collateral Agent” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule I(E) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), the execution of a deposit account control agreement in substantially the form of Annex IV, the recording of the Trademark Security Agreement and the Patent Security Agreement in the USPTO within three (3) months of the date hereof, and the recording of the Copyright Security Agreement in the U.S. Copyright Office within thirty (30) days of the date hereof, and the filing of this Agreement (or the Railcar Security Agreement) with the Surface Transportation Board, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject only to Liens permitted by Section 6.02 of the Credit Agreement); provided that recording of the Trademark Security Agreement and the Patent Security Agreement in the USPTO and the Copyright Security Agreement with the U.S. Copyright Office may be necessary to perfect the security interest of the Collateral Agent in issued Patents, and registrations and applications for other U.S. Intellectual Property that are acquired by Grantor after the date hereof; and the taking of actions outside the United States may be required in order to perfect the Collateral Agent’s Lien in foreign registered or applied-for Intellectual Property owned by each Grantor;

(vi)                              other than the financing statements filed in favor of the Collateral Agent and the Railcar Security Agreement filings with the Surface Transportation Board in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office, including the filing office of the Surface Transportation Board, except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Liens permitted by Section 6.02 of the Credit Agreement;

(vii)                           no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (x) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (y) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (1) for the filings contemplated by clause (v) above and (2) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of

Securities, as may be required under 49 U.S.C. §11301, or as may be required under federal laws pertaining to Intellectual Property, including the filing of the Patent, Trademark, and Copyright Security Agreements with USPTO and U.S. Copyright Office;

(viii)                        all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained, except for (x) the filing of this Agreement with the Surface Transportation Board with respect to Collateral subject to 49 U.S.C. §11301, (y) the recording of the security interest in the applicable U.S. Intellectual Property registries with respect to applications and registrations of U.S. Intellectual Property owned by each Grantor included in the Collateral and (z) the taking of actions outside the United States that may be required to perfect the Collateral Agent’s Lien in foreign registered or applied-for Intellectual Property owned by each Grantor included in the Collateral which is protected under non-U.S. law; provided that the exercise of remedies with respect to issued Patents, and registrations and applications for other Intellectual Property included in the Collateral may require additional recordings with the applicable Intellectual Property registries;

(ix)                                it has indicated on Schedule I(A) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or if such Grantor is a natural person principal residence and principal place of business), and for the one-year period preceding the date hereof has been, located;

(x)                                   the full legal name of such Grantor is as set forth on Schedule I(A) and it has not done, during the five (5) years immediately prior to the Effective Date, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule I(B) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder);

(xi)                                except as provided on Schedule I(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or, if such Grantor is a natural person, principal residence or principal place of business) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(xii)                             such Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule I(D) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder);

(xiii)                          with respect to each agreement identified on Schedule I(D), it has indicated on Schedule I(A) and Schedule I(B) the information required pursuant to clauses (viii) and (ix) of Section 4.1(a) with respect to each Grantor under each such agreement;

(xiv)                         all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

(xv)                            none of the Collateral constitutes, or is the Proceeds of, “farm products”, as extracted collateral or timber to be cut (as defined in Article 9 of the UCC).

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted by Section 6.02 of the Credit Agreement, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein to the extent such Grantor has knowledge thereof;

(ii)                                  it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)                               it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto, without concurrently notifying the Collateral Agent of any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby; and

(iv)                              it shall not sell, transfer, assign, abandon or permit to lapse (by operation of law or otherwise) any Collateral except for as permitted by the Credit Agreement.

4.2                               Equipment and Inventory.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on each Representation Date, that:

(i)                                     as of each Compliance Date, all of the Equipment and Inventory included in the Collateral is kept for the past five (5) years only at the locations specified in Schedule II (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees that:

(i)                                     it shall keep the Equipment and the Inventory (if any) included in the Collateral in the locations specified on Schedule II (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) or otherwise disclosed as required by Section 5.01(h) of the Credit Agreement unless it shall have notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Schedules thereto, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request; provided that the foregoing shall not restrict (i) movement of Equipment for repairs in the ordinary course of business or (ii) movement of Collateral with an aggregate value of less than $500,000;

(ii)                                  taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(iii)                               to the extent any Inventory is included in the Collateral, it shall keep correct and accurate records of such Inventory in a manner sufficient to allow for timely delivery of Borrowing Base Certificates and inventory reports required by Section 5.01 of the Credit Agreement; and

(iv)                              with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the request of the Collateral Agent, (A) provide information with respect to any such Equipment in excess of $250,000 individually or $1,000,000 in the aggregate, (B) assist the Collateral Agent with the execution and filing with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title and take any other actions reasonably requested by the Collateral Agent in connection with noting or otherwise indicating the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3                               Receivables Contracts.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on each Representation Date, that:

(i)                                     no Account is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c); and

(ii)                                  each Grantor has delivered to the Collateral Agent a complete and correct copy of each standard form of document under which a Eligible Account may arise.

(b)                                 Covenants and Agreements:  Each Grantor hereby covenants and agrees that:

(i)                                     it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables Contracts in a manner necessary to permit timely delivery of all reports required by Section 5.01 of the Credit Agreement;

(ii)                                  it shall perform in all material respects all of its obligations with respect to the Receivables Contracts relating to Eligible Accounts;

(iii)                               it shall not amend, modify, terminate or waive any provision of any Receivable except in the ordinary course of business and in a manner which could not reasonably be expected to have a Material Adverse Effect.  Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof and except as otherwise provided in subsection (v) below, following an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(iv)                              it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper and Instruments with a value in excess of $250,000 individually or $1,000,000 in the aggregate (other than any delivered to the Collateral Agent as provided herein), with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

(c)                                  Delivery and Control of Receivables Contracts.  With respect to any Receivables Contracts in excess of $250,000 individually or $1,000,000 in the aggregate that is evidenced by, or constitutes, Tangible Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank:  (i) with respect to any such Receivables Contracts in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables Contracts hereafter arising, within thirty (30) days of such Grantor acquiring rights therein.  With respect to any Receivables Contracts in excess of $250,000 individually or $1,000,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall (a) notify the Collateral Agent that such Receivables Contracts constitute “electronic chattel paper” under Article 9 of the UCC and (b) take all steps reasonably requested by the Collateral Agent to give the Collateral Agent control over such Receivables Contracts (within the meaning of Section 9-105 of the UCC):  (i) with respect to any such Receivables Contracts in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables Contracts hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

4.4                               Investment Related Property.

4.4.1.                  Pledged Equity Interests.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  All of the Pledged Stock has been duly authorized, validly issued and is fully paid and nonassessable.

(iii)                               except as set forth on Schedule III(B) it has not acquired any equity interests of another entity within the past five (5) years;

(iv)                              it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Liens permitted by Section 6.02 of the Credit Agreement, and except as set forth in Schedule III(C), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(v)                                 without limiting the generality of clause (v) of Section 4.1(a), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(vi)                              none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are:  (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature unless such issuer shall contemporaneously cause such additional stock or other equity interests to become Pledged Equity Interests hereunder or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt except to the extent that such waiver (i) could not be reasonably expected to have a Material Adverse Effect and (ii) could not reasonably be expected to have any adverse affect on any Lender, Issuing Bank or Agent or their respective rights and remedies under the Loan Documents or their interests in the Collateral, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided that, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(ii)                                  it shall comply with all of its material obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its material rights with respect to any Investment Related Property;

(iii)                               each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.  Any transferee or assignee of any Pledged Equity Interest shall become a holder of such interest to the same extent as the Grantor, entitled to participate in the management of the person and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Equity Interest; and

(iv)                              promptly upon any change in applicable law after the date hereof such that the pledge of greater than sixty-five percent (65%) of the issued and outstanding Equity Interests of a Controlled Foreign Corporation (1) could not reasonably be expected to cause the undistributed earnings of such Controlled Foreign Corporation as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Controlled Foreign Corporation’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences, each applicable Grantor shall grant to the Collateral Agent a security interest and continuing lien on any of such Grantor’s right, title and interest in, to and under any Equity Interests of a Controlled Foreign Corporation in excess of sixty-five percent (65%) up to such greater percentage by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto.

4.4.2.                  Pledged Debt.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Effective Date and on the Representation Date, that, as of each Compliance Date, (i) Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor in excess of $250,000, and all of such Pledged Debt owed to such Grantor by any other Grantor or the Subsidiary of any Grantor has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor and (ii) none of the Pledged Debt is evidenced by an instrument or certificated security, except for Pledged Debt which, in the aggregate, is less than $250,000.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

4.4.3.                  Investment Accounts.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     as of the Compliance Date, Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest;

(ii)                                  each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto; and

(iii)                               each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.3(b), to (a) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC); and (b) to deliver all Instruments to the Collateral Agent.

(b)                                 Delivery and Control.  With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Annex III pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor.  Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts or Securities Entitlements that exist on the Representation Date, as of or prior to the Representation Date and (ii) any Securities Accounts or Securities Entitlements that are created or acquired after the Representation Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

4.4.4.                  Deposit Accounts.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     On of the date hereof, Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the heading “Deposit Accounts”, all of the Deposit Accounts maintained by each Grantor in which all cash, checks or similar payments relating or constituting payments made in respect of Receivables Contracts or other proceeds of Collateral will be deposited (as “Collateral Deposit Account”);

(ii)                                  each Grantor is the sole account holder of each such Collateral Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion or control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Collateral Deposit Account or any money or other property deposited therein; and

(iii)                               each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(b), to establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts other than (i) the Deposit Accounts specifically listed on Schedule IV hereto (the “Excluded Accounts”), it being understood that the balance of any such Excluded Account shall not at any time exceed $50,000 individually or $250,000 in the aggregate for all Excluded Accounts and (ii) payroll accounts maintained in the ordinary course of business consistent with the past practices of such Grantor.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     on or before the Effective Date, each Grantor shall (a) execute and deliver to the Collateral Agent, for each Collateral Deposit Account (other than the Excluded Accounts), an agreement in form and substance acceptable to the Collateral Agent, pursuant to which (i) the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Collateral Deposit Account, and (ii) upon notice (a “Notice of Termination of Grantor’s Management Rights”) by the Collateral Agent to the bank where the Collateral Deposit Account is located, such bank shall no longer follow instructions of such Grantor but shall follow instructions only of the Collateral Agent, and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth on Schedule III under the heading “Lock Boxes”, which lock boxes shall be subject to irrevocable lockbox agreements in form and substance acceptable to the Collateral Agent and shall be accompanied by (i) an acknowledgment by the bank where the Lock Box is located of the Lien of the Collateral Agent granted hereunder and (ii) an agreement to, upon notice by the Collateral Agent to the bank where the Lock Box is located, wire all amounts collected therein to the Collection Account (a “Lock Box Agreement”).  The Collateral Agent shall give such Notices of Termination of Grantor’s Management Rights to the banks where the Collateral Deposit Accounts and Lock Boxes are located (i) in the event that, at any time, Availability is less than $35,000,000 and (ii) in its discretion, upon the occurrence of an Event of Default (any such event, a “Dominion Event”);

(ii)                                  each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements.  The Collateral Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Collateral Agent such sole access.  At no time shall any Grantor remove any item from a Lock Box or from a Collateral Deposit Account without the Collateral Agent’s prior written consent.  If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Collateral Agent, the Collateral Agent shall, notwithstanding the language set forth in clause (v) of Section 4.3(b), be entitled to make such notification directly to the applicable Account Debtor.  If notwithstanding the foregoing instructions, any Grantor receives any Proceeds of any Receivables Contract, such Grantor shall receive such payments as the Collateral Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables Contracts received by it to a Collateral Deposit Account.  After the occurrence of a Dominion Event, all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the U.S. Borrowers with the Collateral Agent (the “Collection Account”).  The Collateral Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.2;

(iii)                               before opening or replacing any Collateral Deposit Account, other Deposit Account, or establishing a new Lock Box, each Grantor shall (a) obtain the Collateral Agent’s consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Collateral Agent in order to give the Collateral Agent “control” (within the meaning of Section 9-104 of the UCC) over the Lock Box.  In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such Deposit Account Control Agreement or Lock Box Agreement shall be subject to the provisions of the Credit Agreement regarding setoffs; and

(iv)                              All amounts deposited in the Collection Accounts shall be deemed received by the Collateral Agent in accordance with Section 2.20 of the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied (and allocated) by Collateral Agent in accordance with Section 2.20 of the Credit Agreement.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

4.4.5.  Investment Related Property Generally.

(a)                                  Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)             in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other

Investment Related Property.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule III as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in accordance with Section 6.06 of the Credit Agreement, and all scheduled payments of interest; and

(iii)                               if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such reasonable additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.  Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent.  In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(b)                                 Delivery and Control.  Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.5(b) on or before the Representation Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.5(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent.  With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC subject to the limits set forth in Section 2.2(c) hereof.  With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Annex III, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor subject to the limits set forth in Section 2.2(c) hereof.

(c)                                  Voting and Distributions.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(A)                              except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4.5(c)(i)(A), and no notice of any such voting or consent need be given to the Collateral Agent; and

(B)                                the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above; and

(ii)                                  upon the occurrence and during the continuation of an Event of Default:

(A)                              all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)                                in order to permit the Collateral

Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.

4.5                               Material Contracts.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     no Material Contract of such Grantor prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Agent hereunder, except such as has been given or made or is currently sought pursuant to clause (ii) of Section 4.5 (b).

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     in addition to any rights under the Section of this Agreement relating to Receivables Contracts, the Collateral Agent may at any time notify, or require such Grantor to so notify, the counterparty on any Material Contract of such Grantor of the security interest of the Collateral Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require such Grantor to notify, the counterparty to make all payments under the Material Contracts of such Grantor directly to the Collateral Agent;

(ii)                                  with respect to any Non-assignable Contract, each Grantor shall, unless the relevant restrictions on transfer are overridden by Section 9-406 of the UCC, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract after the Effective Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Collateral Agent and use its best efforts to obtain such consent as soon as practicable thereafter.

4.6                               Letter of Credit Rights.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     all material letters of credit to which such Grantor has rights is listed on Schedule V (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder); and

(ii)                                  it has obtained the consent of each issuer of any material letter of credit to which such Grantor has rights to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising to which such Grantor has rights it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto.

4.7                               Intellectual Property.

(a)                                  Representations and Warranties.  Except as disclosed in Schedule VI(e) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), each Grantor hereby represents and warrants, on each Representation Date, that:

(i)                                     as of each Compliance Date, Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth a true and complete list of the Intellectual Property such Grantor owns or is licensed to use as of the Effective Date separately identifying Material Intellectual Property and material Software and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date.  As of each Compliance Date, the Intellectual Property set forth on Schedule VI constitutes all of the Intellectual Property material to the business of such Grantor as currently conducted and as proposed to be conducted.

(ii)                                  as of each Compliance Date, all Intellectual Property included in the Collateral is standing in the name of such Grantor as identified on Schedule VI;

(iii)                               as of each Compliance Date, such Grantor owns or has the valid right to use the Intellectual Property used in or necessary to conduct its business free and clear of all Liens, claims, encumbrances and material licenses, granted by such Grantor, except for Liens permitted by Section 6.02 of the Credit Agreement and the Intellectual Property Licenses set forth on Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder);

(iv)                              as of each Compliance Date, with the exception of the Trademarks listed on Annex I to Schedule VI(e), all Material Intellectual Property owned by such Grantor and, to the best of such Grantor’s knowledge, licensed to such Grantor: (i) is valid, in full force and effect, subsisting, unexpired and enforceable and has not been abandoned and (ii) has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each item of Intellectual Property set forth on Schedule VI, in full force and effect;

(v)                                 no action, investigation, suit, audit, claim, demand, order dispute or proceeding is pending or, to the best of such Grantor’s knowledge, threatened against such Grantor challenging the enforceability of, or such Grantor’s right to register, the validity of, or such Grantor’s right to own, use, or license any Material Intellectual Property;

(vi)                              to the knowledge of such Grantor, the conduct of such Grantor’s business does not infringe upon any Intellectual Property right owned or controlled by a third party; no claim is pending, or to the best of such Grantor’s knowledge, threatened, that the conduct of such Grantor’s business or the use of any Intellectual Property owned or used by such Grantor violates the asserted rights of any third party;

(vii)                           no third party is, to the best of such Grantor’s knowledge, infringing upon, misappropriating or otherwise violating any Intellectual Property owned or used by such Grantor, or any of its respective licensees, and no claims of infringement or other violation have been asserted by such Grantor that remain unresolved;

(viii)                        no settlement or consents, covenants not to sue, co-existence agreements, nonassertion assurances, or releases have been entered into by such Grantor, or to which such Grantor is bound, that materially adversely effect such Grantor’s rights to own or use any Intellectual Property; and

(ix)                                there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property owned, used or held for use by such Grantor, other than in favor of the Collateral Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

(i)                                     such Grantor shall (and shall cause its licensees to) not do any act or omit to do any act whereby any of the Material Intellectual Property included in the Collateral may lapse, become abandoned, invalidated, harmed, become destroyed, dedicated to the public, unenforceable or otherwise impaired;

(ii)                                  such Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Intellectual Property included in the Collateral that is in use or is planned on being used in the future and has material value may become (a) forfeited, misused, abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the USPTO, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court arbitral tribunal or regulatory agency, regarding the validity or enforceability of such Grantor’s ownership of, interest in, right to use, register, own or maintain any such item of Intellectual Property;

(iii)                               such Grantor shall (and shall cause all its licensees to) not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other person;

(iv)                              such Grantor shall take all necessary and reasonable steps in the USPTO, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, including the payment of applicable fees, to pursue any application for, and maintain any issued Patent and registration of, each Trademark, Patent and Copyright owned by such Grantor and which is now or shall become included in the Collateral, including, but not limited to, those items on Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) except for those items of Intellectual Property that are no longer in use or planned on being used in the future and which do not have material value;

(v)                                 in the event that any Intellectual Property owned by or exclusively licensed to such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all necessary and reasonable actions to stop such infringement, misappropriation, dilution or other violation and to protect its exclusive rights in such Intellectual Property, including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vi)                              such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(vii)                           such Grantor shall promptly (but in no event more than thirty (30) days) report to the Collateral Agent of any and all of the following:  (i) the filing by such Grantor or on its behalf of any application to register any Intellectual Property owned by such Grantor in whole or in part, with the USPTO, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, (ii) the registration of any Intellectual Property owned by such Grantor in whole or in part by any such office, or (iii) the acquisition by such Grantor of any issued Patent, or application or registration of any other Intellectual Property, and (iv) the existence of any Contract granting an Intellectual Property License which is in the nature of a Contract described in Section 4.7(a)(xii), and, in each case, such Grantor shall execute and deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto and signed counterparts of the Trademark Security Agreement, Patent Security Agreement, or Copyright Security Agreement, as applicable, together with all supplements to the schedules thereto; and any and all additional agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property

(viii)                        except with the prior written consent of the Collateral Agent or as permitted under the Credit Agreement, such Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and such Grantor shall not sell, assign, transfer, license, grant any option with respect to, or create any Lien upon, the Intellectual Property, except for Liens permitted by Section 6.02 of the Credit Agreement and the Lien created by and under this Security Agreement and the other Loan Documents;

(ix)                                such Grantor shall use best efforts to avoid the inclusion in any Intellectual Property License or any other material Contract regarding Intellectual Property to which it hereafter becomes a party, of provisions that would impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests under such Contract or in any Intellectual Property acquired under such Contracts;

(x)                                   such Grantor shall use best efforts to continue to collect, at its own expense, all amounts and royalties due or to become due to such Grantor in respect of any Intellectual Property.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby; and

(xi)                                such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for filing in the Applicable Intellectual Property Office, a Patent Security Agreement in the form attached hereto as Annex IV (Form of Patent Security Agreement) for all Patents of such Grantor, a Trademark Security Agreement in the form attached hereto as Annex V (Form of Trademark Security Agreement) for all Trademarks of such Grantor, and a Copyright Security Agreement in the form attached hereto as Annex VI (Form of Copyright Security Agreement) for all Copyrights of such Grantor, and shall record with the applicable Internet domain name registrar a duly executed form of assignment of all Internet domain names of such Grantor (together with appropriate supporting documentation as may be requested by the Collateral Agent).

4.8                               Commercial Tort Claims.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on each Representation Date, that Schedule VII (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth all Commercial Tort Claims of such Grantor under which such Grantor expects to recover more than $100,000; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising under which such Grantor expects to recover more than $100,000, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5                                                       ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS

5.1                               Access; Right of Inspection.  The Collateral Agent and its representatives shall have the right to enter any premises of any Grantor during normal business hours, and upon the occurrence and continuance of an Event of Default, at any time, and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

5.2                               Further Assurances.

(a)                                  Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  take all actions reasonably necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the USPTO, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)                               at any reasonable time, upon request by the Collateral Agent, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(iv)                              at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(b)                                 Each Grantor hereby authorizes the Collateral Agent to take all steps it deems reasonably necessary to maintain and preserve the Collateral, consistent with the Grantor’s obligations to do so hereunder, including, with respect to Intellectual Property included in the Collateral, the making of additional filings, the payment of maintenance fees, and the defense of challenges to the Grantor’s title or validity, all at the Grantor’s expense.

(c)                                  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.  Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d)                                 Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof.

5.3                               Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex II.  Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any subsidiary of Grantors to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6                                                       COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

6.1                               Power of Attorney.  Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                  to prepare, sign, and file for recordation in any Intellectual Property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor or pledgor;

(b)                                 to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, upon the occurrence and continuance of an Event of Default, access to pay or discharge taxes or Liens (other than Liens permitted by Section 6.02 of the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(c)                                  Upon the occurrence and during the continuance of any Event of Default:

(i)                                     to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Loan Documents;

(ii)                                  to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)                               to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(iv)                              to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(v)                                 to sell, transfer, assign, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time-to-time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve, or realize upon the Collateral and the Collateral Agent’s security interest therein as fully and effectively as such Grantor might do.

(d)                                 The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under the Section in this Agreement relating to the payment of expenses (Section 12.2).

SECTION 7                                                       REMEDIES

7.1                               Generally.

(a)                                  If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place the Collateral Agent shall reasonably select;

(ii)                                  enter onto the property where any Collateral is located through self-help, without any obligation to pay rent and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; provided that processed, reconditioned, or repaired products that are sold under the Grantor’s Trademarks shall be of at least substantially comparable quality to the same products those sold under such Trademarks at the time of the Event of Default, and shall, if applicable, be labeled as “reconditioned”, or the like, to the extent required by law;

(iv)                              require that each Grantor store and keep any Collateral pending further action by the Collateral Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain Collateral in good condition, and prior to its disposition, shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent; provided that the Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Collateral Agent;

(v)                                 seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment; and

(v)                                 without notice, except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis, to the extent the Grantor has the lawful right to do so), or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem best.

(b)                                 The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as Collateral Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c)                                  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

(d)                                 The Collateral Agent shall have no obligation to marshal any of the Collateral.

(e)                                  To the extent that applicable law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent:

(i)                                     to fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)                                  to fail to obtain Permits or other consents for access to Collateral to sell or otherwise dispose of or for the collection or sale or disposition of Collateral, or, if not required by other applicable law, to fail to obtain Permits or other consents for the collection or disposition of Collateral;

(iii)                               to fail to exercise remedies against account debtors or other Persons obligated on Collateral or to remove Liens on Collateral or to remove any adverse claims against Collateral;

(iv)                              to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any of such Collateral;

(v)                                 to exercise collection remedies against account debtors and other Persons obligated on Collateral, directly or through the use of collection agencies or other collection specialists, to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral, or to utilize Internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of Collateral;

(vi)                              to dispose of assets in wholesale rather than retail markets;

(vii)                           to disclaim disposition warranties, such as title, possession or quiet enjoyment; and

(viii)                        to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral.

Each Grantor acknowledges that the purpose of this clause is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against the Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this clause.  Without limitation upon the foregoing, nothing contained in this clause shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this clause.

7.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of each Secured Party in the order set forth in Section 2.20 of the Credit Agreement, and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3                               Sales on Credit.  If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the Purchaser.  In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4                               Investment Related Property.

(a)                                  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Investment Related Property pursuant to this clause valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this clause will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this clause shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(b)                                 Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

(c)                                  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Equity Interest pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Equity Interests directly to the Collateral Agent.

(d)                                 Notwithstanding any other provision of this Agreement, none of the rights and remedies granted to the Collateral Agent herein in respect of any Pledged NSULC Stock (other than the grant of the security interest) shall be exercisable or otherwise vest in the Collateral Agent or any other Secured Party hereunder and the applicable Grantor shall remain the legal and beneficial owner of the Pledged NSULC Stock and shall retain all of the incidents of such ownership until (i) an Event of Default has occurred, and (ii) the Collateral Agent has given notice to the applicable Grantor of such Event of Default and its intention to exercise such rights and remedies in respect of such Pledged NSULC

Stock.  Nothing herein shall be construed to subject the Collateral Agent or any other Secured Party hereunder to liability as a member or owner of shares of a Nova Scotia unlimited liability company.

7.5                               Intellectual Property.

(a)                                  Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)                                     the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property which is included in the Collateral, in which event, such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Section in this Agreement relating to indemnity and expenses (Section 11 hereof) in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to take all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others, and for that purpose, agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

(ii)                                  upon written demand from the Collateral Agent, each Grantor shall assign, convey or otherwise transfer to the Collateral Agent, or such Collateral Agent’s designee, all of such Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral, and shall execute and deliver to the Collateral Agent such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Intellectual Property;

(iii)                               in the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s manufacturing, advertising, and distribution know-how, and copies of records embodying such know-how, relating to products and services theretofore sold under such Trademarks;

(iv)                              each Grantor agrees that an assignment, conveyance, or transfer of any Intellectual Property included in the Collateral shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent receives cash proceeds in respect of such assignment, conveyance, or other transfer of the Intellectual Property;

(v)                                 within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or by job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise, and sell the products and services sold or delivered by such Grantor under Intellectual Property included in the Collateral on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense) consistent with the salary and benefit structure applicable to each, as of the date of such Event of Default;

(vi)                              the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to material payments due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount of such payment, to the same extent as such Grantor could have done;

(vii)                           all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by the Section in this Agreement relating to cash proceeds (Section 7.6); and

(viii)                        no Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)                                 If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof (including a lease or license) that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Collateral Agent and the Collateral Agents.

(c)                                  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the lawful right to do so, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Grantor, subject, in the case of Trademarks, to the maintenance of quality standards with respect to the products and services sold under such Trademarks at a level at least substantially comparable to that prevailing at the time of Event of Default.  The foregoing license grant to the Collateral Agent is in addition to, and not in limitation of, Collateral Agreement’s rights under Section 7.1 or the Power of Attorney granted under Section 6.

7.6                               Cash Proceeds.  In addition to the rights of the Collateral Agent specified in the Section of the Agreement relating to Receivables Contracts with respect to payments of Receivables Contracts, Cash Proceeds shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to clause (v) of Section 4.3(b), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account.  Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) (i) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Agent for the benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of each Secured Party, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with Section 2.19 of the Credit Agreement.

SECTION 8                                                       COLLATERAL AGENT

(a)                                  The Collateral Agent has been appointed to act as Collateral Agent hereunder by each Secured Party either pursuant to the Loan Documents or by their acceptance of the benefits hereof.  The Collateral Agent shall only be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.  Without the written consent of the Secured Parties that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of each Secured Party in accordance with the terms of this Section.

(b)                                 Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Lenders, the Administrative Agents, the Issuing Banks and the Administrative Borrower.  Upon any such resignation, the applicable Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor.  If no successor shall have been so appointed by such Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Collateral Agent which shall be a commercial bank or an Affiliate of any such commercial bank.

(c)                                  Upon the acceptance of any appointment as Collateral Agent under the terms of this Section by a successor Collateral Agent, that successor Collateral Agent shall thereby also be deemed the successor Collateral Agent and such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9                                                       CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Loan Documents, each Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise.  Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert and be deemed reassigned to Grantors.  Upon any such termination, the Collateral Agent shall, at the Grantors’ request and expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination reversions and/or reassignment, without recourse, representation, or warranty of any kind.

SECTION 10                                                STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under the Section in this Agreement relating to the payment of expenses (Section 12.2).

SECTION 11                                                INDEMNITY AND EXPENSES

(a)                                  Each Grantor agrees:

(i)                                     to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this

Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee’s gross negligence or willful misconduct; and

(ii)                                  to pay to the Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Credit Agreement.

(b)                                 The obligations of each Grantor in this Section 11 shall survive the termination of this Agreement and the discharge of such Grantor’s other obligations under this Agreement, the Credit Agreement, the Swap Agreements, Banking Services and any other Loan Documents.

SECTION 12                                                MISCELLANEOUS

12.1                        Reinstatement.  Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

12.2                        Notices.  All notices and other communications provided for herein shall be shall be made at the addresses, in the manner and with the effect provided in Section 9.01 of the Credit Agreement, provided, however, that for this purpose, the address of each Grantor shall be the one specified opposite its signature below.

12.3                        Expenses.  (b)                      Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses to the same extent and on the same terms as set forth in Section 9.04(a) of the Credit Agreement..

12.4                        Amendments and Waivers.

(a)                                  Collateral Agent’s Consent.  Subject to Section 12.3(b), no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Collateral Agent.

(b)                                 No Waiver; Remedies Cumulative.  No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights, powers and remedies existing under this Agreement and the other Loan Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

12.5                        Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement.  No Grantor shall, without the prior written consent of the Collateral Agent, assign any right, duty or obligation hereunder.

12.6                        Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.7                        Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Sections 11 and 12.2 shall survive the payment of the Secured Obligations and the termination hereof.

12.8                        Marshaling; Payments Set Aside.  Collateral Agent shall not be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

12.9                        Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.10                 Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

12.11                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.12                 CONSENT TO JURISDICTION.

(a)                                  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL

BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 12.11(a).  Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

12.13                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.14                 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

12.15                 Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Grantors and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

12.16                 Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PROGRESS RAIL SERVICES HOLDINGS CORP.

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

PROGRESS METAL RECLAMATION COMPANY

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

WEST VIRGINIA AUTO SHREDDING, INC.

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

PROGRESS RAIL SERVICES CORPORATION

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

PROGRESS RAIL HOLDINGS, INC.

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

FM INDUSTRIES, INC.

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

SOUTHERN MACHINE AND TOOL COMPANY

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

RAILCAR, LTD.

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

CHEMETRON RAILWAY PRODUCTS, INC.

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

UNITED INDUSTRIES CORPORATION

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

KENTUCKIANA RAILCAR REPAIR & STORAGE FACILITY, LLC

By:	Progress Rail Services Corporation, as Member

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

By:	United Industries Corporation, as Member

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

PROGRESS VANGUARD CORPORATION

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

S&L RAILROAD, LLC

By:	/s/ William H. Wangerin, Jr.
Name: William H. Wangerin, Jr.
Title: Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
as U.S. Collateral Agent

By:	/s/ Edward N. Parkes IV
Name: Edward N. Parkes IV
Title: Vice President

SCHEDULE I
TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)                              Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)                                Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Name of Grantor	Description of Agreement

(C)                                Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(D)                               Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(E)                                 Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

S-I-1

SCHEDULE II
TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL LOCATIONS

Name of Grantor	Location(s) of Equipment and Inventory

S-II-1

SCHEDULE III
TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

S-III-1

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Lock Boxes:

Grantor	Name of Lock Box Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)  Warrants, Options and other Rights:

S-III-2

SCHEDULE IV
TO PLEDGE AND SECURITY AGREEMENT

EXCLUDED DEPOSIT ACCOUNTS

Owner	Ledger Name	Account Number	Financial Institution	Comment

S-IV-1

SCHEDULE V
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Letters of Credit

S-V-1

SCHEDULE VI
TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(a)                                                                                   Copyrights include jurisdiction, title, owner, date registered (or filed, for copyright applications) and registration number (for copyright registrations)

(b)                                                                                  Patents include jurisdiction, title, owner, date issued (or filed, for patent applications) and patent number (or application number, for patent applications)

(c)                                                                                   Trademarks include jurisdiction, title, owner, date registered (or filed, for trademark applications) and registration number (or serial number, for trademark applications)

(d)                                                                                  Internet Domain Names include jurisdiction, title, owner and date

(e)                                                                                   Intellectual Property Licenses

(f)                                                                                     Intellectual Property Matters

S-VI-1

SCHEDULE VII
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Commercial Tort Claims

S-VII-1

ANNEX I

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [GRANTOR] a [NAME OF STATE OF INCORPORATION/FORMATION] [corporation/limited liability company] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of [—], 2005 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Progress Rail Services Parent Corp., the other Grantors named therein, and General Electric Capital Corporation, as the Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

A-1

ANNEX II

NEW GRANTOR PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF NEW GRANTOR] a [NAME OF STATE OF INCORPORATION/FORMATION] [corporation/limited liability company] (the “New Grantor”) pursuant to the Pledge and Security Agreement, dated as of [—], 2005 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Progress Rail Services Parent Corp., the other Grantors named therein, and General Electric Capital Corporation, as the Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

New Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of New Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which New Grantor now has or hereafter acquires an interest and wherever the same may be located.  From and after the date hereof, New Grantor shall be a “Grantor” for all purposes of the Security Agreement.  New Grantor hereby makes all of the representations and warranties set forth in the Security Agreement.  New Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, New Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex III
TO PLEDGE AND SECURITY AGREEMENT

FORM OF CONTROL AGREEMENT FOR SECURITIES ACCOUNTS

[See Attached]

Annex IV
TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

[See Attached]

Annex V
TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

[See Attached]

Annex VI
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

[See Attached]

Annex VII
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COLLATERAL ACCESS AGREEMENT

[See Attached]

7

Annex VIII
TO PLEDGE AND SECURITY AGREEMENT

FORM OF BAILEE AGREEMENT

[See Attached]

8